EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of August 21, 2009 (this “Agreement”) is entered into by and between Novelos Therapeutics, Inc., a Delaware corporation (the “Company”) and the holder (the “Warrant Holder”) of that certain Warrant (the “Warrant”) issued by the Company to the Warrant Holder on March 7, 2006 by, for the purchase of up to ________ shares (the “Warrant Shares”) of the Common Stock, $0.0001 par value per share, of the Company (the “Common Stock”).

WHEREAS, the Company issued certain Common Stock Purchase Warrants, including the Warrant, on March 7, 2006 (collectively, the “2006 Warrants”) in connection with a private placement of shares of Common Stock, and the 2006 Warrants were initially exercisable for an aggregate of 8,365,542 shares of Common Stock at an exercise price of $2.50 per share;

WHEREAS, the 2006 Warrants provide for weighted-average anti-dilution protection, subsequent issuances of equity securities by the Company have triggered such adjustments, and as a result, the 2006 Warrants are now exercisable for an aggregate of 12,379,848 shares of Common Stock at an exercise price of $1.82 per share;

WHEREAS, the holders of the 2006 Warrants were entitled to registration rights with respect to the shares of Common Stock underlying such warrants, and the Company registered the resale of such shares under a Registration Statement on Form SB-2 (File No. 333-133043) file with the Securities and Exchange Commission on April 7, 2006, which Registration Statement was declared effective on April 19, 2006;

WHEREAS, the Company is no longer under the obligation to maintain the effectiveness of such registration, and accordingly, on May 22, 2008, the Company deregistered the shares of Common Stock underlying the 2006 Warrants;

WHEREAS, the Company has invited the holders of the 2006 Warrants, including the Warrant Holder, to tender such warrants to the Company in exchange for a number of shares of Common Stock equal to 30% (the “Exchange Ratio”) of the number of shares issuable upon exercise of such warrants (the “Exchange”), such Exchange to occur at 6:00 p.m. Eastern time on August 21, 2009 (the “Exchange Effective Time”); and

WHEREAS, in connection with the Exchange, the Company is entering into this Agreement with the Warrant Holder, and a series of other agreements of like tenor with other holders of 2006 Warrants;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

1.           Exchange.

(a)          The Warrant Holder has tendered an executed copy of this Agreement, together with the Warrant, to the Company.  Pursuant to the terms and conditions of the invitation to tender 2006 Warrants set forth in the Company’s Invitation to Tender Warrants dated July 13, 2009 to holders of 2006 Warrants (the “Invitation to Tender”).

(b)         On or before 9:00 a.m. on the first business day following the Exchange Effective Time, the Company shall notify the Warrant Holder of the Company’s acceptance of the tender of the Warrant and of a number of shares of Common Stock equal to the number of Warrant Shares multiplied by the Exchange Percentage, rounded down to the nearest whole share (the “Exchange Shares”) to be issued to the Warrant Holder in the Exchange.  Upon the Exchange Effective Time, and without any further action on the part of the Company or the Warrant Holder, the right to acquire the Common Stock issuable upon exercise of the Warrant, and all other rights, including rights to notice, granted to the Warrant Holder under the terms of such Warrant, shall be deemed surrendered and terminated in all respects.  The Company shall deliver the Exchange Shares to the Warrant Holder at the address provided on the signature page hereto on the fifth business day following the Exchange Effective Time.

2.           Representations of the Company.  The Company represents and warrants to the Warrant Holder as follows:

(a)         Organization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)         Authority.  The Company has the corporate power and authority to enter into and perform this Agreement, and all corporate action necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company has been duly and validly taken.  This Agreement has been duly and validly executed and delivered by the Company.  This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors, to principles of public policy and to general principles of equity.

(c)         Issuance of Securities.  The Exchange Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.  Attached as Exhibit A hereto is a table setting forth the capitalization of the Company on a pro forma basis giving effect to an Exchange of all of the 2006 Warrants.

3.           Representations of the Warrant Holder.  The Warrant Holder represents and warrants to the Company as follows:

(a)         Organization.  If the Warrant Holder is not a natural person, the Warrant Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

(b)         Authority.  The Warrant Holder has the requisite power and authority to enter into and perform this Agreement, and all action necessary to authorize the execution, delivery and performance of this Agreement by the Warrant Holder and the consummation of the transactions contemplated hereby by the Warrant Holder has been duly and validly taken.  This Agreement has been duly and validly executed and delivered by the Warrant Holder.  This Agreement constitutes a valid and binding agreement of the Warrant Holder, enforceable against the Warrant Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors, to principles of public policy and to general principles of equity.  Upon the transfer of the Warrant to the Company in accordance herewith, the Company will acquire good, marketable and unencumbered title to the Warrant, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

(c)         Own Account.  The Warrant Holder understands that the Exchange Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law and is acquiring the Exchange Shares for its own account and not with a view to distributing or reselling such Exchange Shares or any part thereof, has no present intention of distributing any of such Exchange Shares and has no arrangement or understanding with any other persons regarding the distribution of such Exchange Shares (this representation and warranty not limiting the Warrant Holder’s right to sell the Exchange Shares in compliance with applicable federal and state securities laws).  The Warrant Holder is acquiring the Exchange Shares hereunder in the ordinary course of its business. The Warrant Holder does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Exchange Shares.

(d)         Warrant Holder Status.  At the time of receipt of the Invitation to Tender, the Warrant Holder was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e)         Experience of the Warrant Holder.  The Warrant Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares and has so evaluated the merits and risks of such investment.  The Warrant Holder is able to bear the economic risk of an investment in the Exchange Shares and, at the present time, is able to afford a complete loss of such investment.

(f)          General Solicitation.  The Warrant Holder is not purchasing the Exchange Shares as a result of any advertisement, article, notice or other communication regarding the Exchange Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.           Lock-Up.  To induce the Company to enter into this Agreement, the Warrant Holder agrees that, without the prior written consent of the Company, it will not, during the period commencing at the Exchange Effective Time and ending 180 days thereafter (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Exchange Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Exchange Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Exchange Shares or other securities, in cash or otherwise.  The Warrant Holder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Exchange Shares during the Lock-Up Period..

5.           Legends.  The Warrant Holder acknowledges that the certificates representing the Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available.

The securities represented hereby are subject to a lock-up agreement, containing restrictions on transfer which expire on February 8, 2010.  A complete and correct copy of such agreement is available for inspection at the principal office of this corporation and will be furnished upon written request and without charge.

6.           Miscellaneous.

(a)         Assignment.  This Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of the Warrant Holder.

(b)         Headings.  The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

(c)         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

(d)         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:00 p.m., Eastern time, on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 6:00 p.m., Eastern time, on any business day, (c) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:

One Gateway Center, Suite 504
Newton, MA 02458
Attn:  Chief Executive Officer
Fax:  (617) 964-6331

with a copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA  02210
Attn:  Paul Bork, Esq.
Fax:  (617) 832-7000

If to the Warrant Holder, at the address specified on the signature page hereto.

(e)         Amendment.  This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and the Warrant Holder.

(f)          Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

* * * * * * * * * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

NOVELOS THERAPEUTICS, INC.

By:
Name:	Harry S. Palmin
Title:	President and Chief Executive Officer

WARRANT HOLDER:

By:

Name:_______________________________

Title:________________________________

Address:_____________________________

______________________________

______________________________

Fax:_________________________________

Federal Tax ID Number:_________________
(or Social Security Number)

Warrant No.:__________________________

Exhibit A

Pro Forma Capitalization

The following table sets forth the shares of the Company’s common stock and common stock purchase warrants outstanding 1) as of June 30, 2009; 2) on a pro forma basis giving effect to the Exchange of 50% of the 2006 Warrants; and 3) on a pro forma basis giving effect to the Exchange of 100% of the 2006 Warrants:

	As of June 30, 2009	Pro forma - Tender of 50% of 2006 Warrants	Pro forma - Tender of 100% of 2006 Warrants

Common stock	44,743,611	46,600,588	48,457,565
Outstanding warrants to purchase Novelos common stock	38,424,340	32,234,416	26,044,492

Note that the above table does not include 56,593,882 shares of common stock that are issuable upon the conversion of preferred stock and accumulated dividends as of June 30, 2009 or 7,279,825 shares of common stock that are issuable upon the exercise of stock options as of June 30, 2009.  The number of shares of common stock issuable upon the conversion of preferred stock or the exercise of stock options will not be impacted by the Exchange.